SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933



                   Consolidated Freightways Corporation
          (Exact name of registrant as specified in its charter)


       Delaware                                      77-0425334
(State of Incorporation)               (I.R.S. Employer Identification No.)


                            175 Linfield Drive
                       Menlo Park, California  94025
                 (Address of principal executive offices)


                             Safety Award Plan
                        1999 Equity Incentive Plan
              1999 Non-Employee Directors' Stock Option Plan
                         (Full title of the plans)

                         Stephen D. Richards, Esq.
                   Consolidated Freightways Corporation
                            175 Linfield Drive
                       Menlo Park, California  94025
                              (650) 326-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copies to:
                         Stephen W. Fackler, Esq.
                            Cooley Godward LLP
                Five Palo Alto Square, 3000 El Camino Real
                     Palo Alto, California  94306-2155
                              (650) 843-5000

                      CALCULATION OF REGISTRATION FEE

                              Proposed       Proposed
  Title of     Amount to      Maximum        Maximum       Amount of
 Securities        be         Offering      Aggregate     Registration
    to be      Registered    Price Per       Offering         Fee
 Registered                  Share (1)      Price (1)
Common  Stock
(par value      2,400,000     $11.25-    $29,437,015.63      $8,183.49
$0.01)                        14.0625


 (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to options previously granted under the Registrant's 1999 Equity Incentive Plan and 1999 Non-Employee Directors' Stock Option Plan, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and (b) for shares reserved for future issuance pursuant to the Registrant's Safety Award Plan, 1999 Equity Incentive Plan and 1999 Non-Employee Directors' Stock Option Plan, the average of the high and low prices of the Registrant's Common Stock on August 13, 1999, as reported on The Nasdaq National Market (National Market).


NOTES TO CALCULATION OF REGISTRATION FEE

The chart below details the calculations of the registration fee:

   Type of Shares      Number of        Offering             Aggregate
                       Shares           Price Per             Offering
                                          Share                Price

Shares issuable          742,050        $ 14.0625 (1)(a)  $10,435,078.13
pursuant to
outstanding options
under the 1999
Equity Incentive
Plan

Shares issuable          200,000        $ 13.00 (1)(a)    $ 2,600,000.00
pursuant to
outstanding options
under the 1999  Non-
Employee Directors'
Stock Option Plan

Shares reserved  for     150,000        $ 11.25 (1)(b)    $ 1,687,500.00
future issuance
pursuant to the
Safety Award Plan

Shares reserved  for   1,257,950        $ 11.25 (1)(b)    $14,151,937.50
future issuance
pursuant to the
1999 Equity
Incentive Plan

Shares reserved  for      50,000        $ 11.25 (1)(b)    $   562,500.00
future issuance
pursuant to the  1999
Non-Employee Directors'
Stock Option Plan

Proposed Maximum                                          $29,437,015.63
Offering Price

Registration Fee                                          $     8,183.49








  Part II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Consolidated Freightways
Corporation (the "Company") with the Securities and Exchange
Commission are incorporated by reference into this Registration
Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above.
(c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


Item 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Stephen D. Richards, Senior Vice President and General Counsel of the Company, is providing the required opinion regarding the legality of the securities being registered (see
Exhibit 5.1 to this Registration Statement). Mr. Richards owns 129,885 shares of the Company's common stock and options to purchase an additional 42,000 shares of the Company's common stock. Mr. Richards is eligible to receive awards under the 1999 Equity Incentive Plan.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation, as amended, provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined.

Indemnification and Insurance

The Company's Certificate of Incorporation, as amended, and Bylaws, as amended, provide that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made by a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company has obtained an insurance policy that insures its directors and officers against certain liabilities.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


Item 8.  EXHIBITS

Exhibit
Number

4.1 Amended and Restated Certificate of Incorporation of the Company. (1)

4.2       Amended and Restated Bylaws of the Company. (2)

4.3       Safety Award Plan.

4.4       1999 Equity   Incentive  Plan  and  forms  of  stock  option
          agreements for both officers and management. (3)

4.5 Form of Restricted Stock Award and Deferral Agreement under 1999 Equity Incentive Plan.

4.6 1999 Non-Employee Directors' Stock Option Plan and form of stock option agreement. (4)

5.1       Opinion   of   Counsel   of  Consolidated   Freightways
          Corporation.

23.1 Consent of Arthur Andersen LLP, independent public accountants.

23.2      Consent   of   Counsel  for  Consolidated   Freightways
          Corporation  (included in Exhibit 5.1).

24        Power of Attorney is contained on the signature pages.

(1) Document incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 dated November 26,
1996, File No. 333-16851.

(2) Document incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1998.

(3) Documents incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

(4) Documents incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.


Item 9.  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on August 17, 1999.


                         CONSOLIDATED FREIGHTWAYS CORPORATION



                                   By   /s/ W. Roger Curry
                                        W. Roger Curry
                                        President    and    Chief
                                        Executive Officer
                                        (Principal Executive
                                         Officer)




                        POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen D. Richards, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                    Date




/s/ W. Roger Curry            President and Chief      August 17, 1999
     W. Roger Curry           Executive Officer,
                              Director
                              (Principal Executive
                              Officer)



/s/ Sunil Bhardwaj            Senior          Vice     August 17, 1999
     Sunil Bhardwaj           President and  Chief
                              Financial Officer
                              (Principal Financial
                              Officer)



/s/ Robert E. Wrightson       Senior Vice              August 17, 1999
     Robert E. Wrightson      President and
                              Controller
                              (Principal
                              Accounting Officer)




/s/ William D. Walsh          Chairman of the          August 17, 1999
     William D. Walsh         Board




/s/ G. Robert Evans           Director                 August 17, 1999
     G. Robert Evans




/s/ Paul B. Guenther          Director                 August 17, 1999
     Paul B. Guenther




                              Director                 August ___, 1999
     Robert W. Hatch




/s/ John M. Lillie            Director                 August 17, 1999
     John M. Lillie




/s/ James B. Malloy           Director                 August 17, 1999
     James B. Malloy




                              Director                 August ___, 1999
     Raymond F. O'Brien


                          EXHIBIT INDEX


Exhibit         Description
Number


4.1 Amended and Restated Certificate of Incorporation of the Company. (1)

4.2       Amended and Restated Bylaws of the Company. (2)

4.3       Safety Award Plan.

4.4 1999 Equity Incentive Plan and forms of stock option agreements for both officers and management. (3)

4.5 Form of Restricted Stock Award and Deferral Agreement under 1999 Equity Incentive Plan.

4.6 1999 Non-Employee Directors' Stock Option Plan and form of stock option agreement. (4)

5.1       Opinion   of   Counsel   of  Consolidated   Freightways
          Corporation.

23.1 Consent of Arthur Andersen LLP, independent public accountants.

23.2      Consent   of   Counsel  for  Consolidated   Freightways
          Corporation  (included in Exhibit 5.1).

24        Power of Attorney is contained on the signature pages.

(1) Document incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 dated November 26,
1996, File No. 333-16851.

(2) Document incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1998.

(3) Documents incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

(4) Documents incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.





                                                      Exhibit 4.3

              CONSOLIDATED FREIGHTWAYS CORPORATION

                        SAFETY AWARD PLAN

     1.   Introduction.

     The Consolidated Freightways Corporation Safety Award Plan (the "Plan") was established effective August 17, 1999. The purpose of the Plan is to provide eligible employees of Consolidated Freightways Corporation and its subsidiaries (the "Company") with certain awards for safe driving and contributing to a safe working environment.

     2.   Eligibility; Type of awards.

          (a) Safe Working Awards. Employees of the Company who are assigned certain non-driving positions with the Company are eligible to earn safety achievement awards as described in Appendix A. Eligibility, types of awards, length of service achievement required to receive such awards, and the timing of awards are described in Appendix A.

(b) Safe Driving Awards. Employees of the Company who are assigned to driving positions with the Company are eligible to earn safety achievement awards as described in Appendix B. Eligibility, types of awards, length of service achievement required to receive such awards, and the timing of awards are described in Appendix B.
     3.   Safety Awards.

     Safety achievement awards under the Plan shall consist of various non-cash items of value and Company common stock, as described in Appendices A and B. Company common stock that may be issued pursuant to safety achievement awards shall not exceed in the aggregate one hundred fifty thousand (150,000) shares.

     4.     Right   To  Interpret  Plan;  Amend  and   Terminate;
Termination Date Of Plan.

          (a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and awards granted under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

          (b) Amendment Or Termination. While the Company intends and expects the Plan to continue to fulfill its purposes and serve the best interests of the Company in its present form, the Company reserves the right to amend or discontinue this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any award earned by an eligible employee prior to amendment or termination of the Plan.

(c) Plan Termination Date. Unless sooner terminated, the Plan shall not terminate prior to the date that all shares of Company common stock reserved for issuance under the Plan have been issued.
     5.   Legal Construction.

     It is intended that safety achievement awards under the Plan be "employee achievement awards" within the meaning of Section 274(j) of the Internal Revenue Code to the maximum extent permitted thereunder for purposes of tax deductibility for the cost of each such award. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

     6.   No Implied Employment Contract.

     The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company nor (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

     7.   Plan Administrator.

     The   "Plan  Administrator"  of  the  Plan  is  Consolidated
Freightways  Corporation,  175 Linfield  Drive,  Menlo  Park,  CA
94025, Telephone Number (650) 326-1700.

     8.   Execution.

     To  record  the  adoption of the Plan as set  forth  herein.
Consolidated   Freightways  Corporation  has  caused   its   duly
authorized officer to execute the same as of the date shown below.

     DATE:  August 20, 1999
Consolidated Freightways Corporation


                                        /s/ Stephen D. Richards
                                        By:  Stephen D. Richards
                                        Title:      Senior   Vice
                                   President and General Counsel

              CONSOLIDATED FREIGHTWAYS CORPORATION

                        SAFETY AWARD PLAN

                           APPENDIX A


Eligibility

Regular employees of the Company who are assigned to certain non-driving positions and who work without a chargeable injury for one year or longer until accumulating at least 1200 working hours can earn individual safe working awards.

An industrial injury is any illness or injury that was caused by an accident, activity, or exposure while the employee was at work. A chargeable injury is an industrial injury that causes the employee to obtain professional medical attention.

Regular (full-time) employees in one of the following positions can earn individual safe working awards:

         Building Maintenance
         Dockman
         Hostler
         Mechanic
         Shop Employee
         Combination Driver

For those employees who work on the dock part of the time and drive part of the time, the driving time will be credited to the safe driving award program pursuant to Appendix B and the dock time will be credited to the safe working award program pursuant to this Appendix A.

Supplemental (casual or part-time) employees do not receive credit for safe working time. Also, no employee receives credit for safe working time prior to January 1, 1979. New hires and rehires do not receive credit for prior safe working time.

Accumulation of Work Safety Hours

Each safe working year is based on working without a chargeable injury for a minimum of 12 consecutive months or longer until accumulating at least 1200 working hours. If an employee has less than 1200 working hours in a 12-month period, that safe working year is extended to include as many months as necessary for that employee to accumulate 1200 working hours. For example:

     A dockman starts accumulating safe working time on May 1, 1999, and doesn't accumulate the full 1200 working hours until sometime in October 2000, 18 months later. At this time the employee will have completed one year of safe working and starts to accrue another year of safe working on November 1, 2000, which is the new award anniversary date.

On completing a safe working year without a chargeable injury, or penalty from a prior period, the employee earns one safe working year award.

If an employee is charged with a chargeable injury before earning the 2-Year award, the employee loses all accumulated safe working time. On the first day of the month following the date of the chargeable injury, the employee begins accumulating safe working time towards the 1-Year award. For example:

     A dockman starts working on December 28, 1999, and earns a 1-Year award on January 1, 2001. Then on December 2, 2001,
     the  dockman  is  charged  with a chargeable  injury.   This
     employee loses all accumulated safe working time since December 28, 1999, and begins accumulating safe working time all over again from January 1, 2002, towards another 1-Year award.

If an employee is charged with a chargeable injury after earning the 2-Year safe working award, the employee is only penalized 12-months working time for each chargeable injury. The penalty is computed from the employee's last award date. For example:

     A mechanic earned a 2-Year award on May 1, 1999. On working without a chargeable injury for another 12 consecutive months, including at least 1200 working hours, this employee
     will  receive  a 3-Year award on May 1, 2000.   However,  if
     charged with a chargeable injury before earning the 3-Year award (e.g. on April 15, 2000), the employee would be penalized 12-months working time and would not earn a 3-Year award until May 1, 2001. If charged with another chargeable injury before earning the 3-Year award (e.g., on December 15, 2000), this employee would be penalized an additional 12-months working time and would not be eligible for the 3-Year award until May 1, 2002, or earn a 4-Year award until at least May 1, 2003.

Safety Awards

For each safe working year completed the following awards, which show the number of safe working years achieved, are given to the employee:

         Lapel pin
         Wallet card
         Shoulder patch

In addition to the above awards, special awards are given to the employee earning an award for the following years:

     3 Years - CF belt buckle
     5 Years - Watch
     10 Years - Signet ring with manufactured emerald setting and inscription
     15 Years - $300 in CFC common stock
     20 Years - $400 in CFC common stock
     25 Years - $500 in CFC common stock
     30 Years - $600 in CFC common stock
     35 Years - $800 in CFC common stock
     40 Years - $1,000 in CFC common stock

After a special award has been presented, the Unit Supervisor completes the Safe Driving/Working Awards Receipt (08075-47) and files it in the employee's personnel file.






                   CONSOLIDATED FREIGHTWAYS CORPORATION

                             SAFETY AWARD PLAN

                                APPENDIX B

SECTION I.  SAFE DRIVING HOURS PROGRAM

Eligibility

Regular employees of the Company who are assigned to a driving position and drive without a preventable accident for one year or longer until accumulating at least 1200 driving hours can earn individual safe driving awards.

An accident is any occurrence involving a company vehicle that results in death, injury, or property damage unless such fleet vehicle was properly parked. Who was injured, what property was damaged, or to what extent is not a factor. A preventable accident is any accident where the driver failed to do everything reasonably possible to avoid it.

Regular (full-time) employees in one of the following positions can earn individual safe driving awards:

         Driver Salesman
         Combination Driver
         Shuttle Driver
         Transport Operator

For those employees who work on the dock part of the time and drive part of the time, the driving time will be credited to the safe driving award program pursuant to this Appendix B and the dock time will be credited to the safe working award program pursuant to Appendix A.

Supplemental (casual or part-time) employees do not receive credit for safe driving time. New hires and rehires do not receive credit for prior safe driving time.

Employees obtained by acquisition of other carriers receive credit for prior safe driving time if the acquired carrier (i) maintained records for certifying and/or substantiating the safe driving period, (ii) participated in a recognized safety program such as NSC, ATA, or insurance carrier's program, and (iii) participated in a definite system of preventability.

Accumulation of Safe Driving Hours

Each safe driving year is based on driving without a preventable accident for a minimum of 12 consecutive months or longer until accumulating at least 1200 driving hours. If a driver has less than 1200 driving hours in a 12-month period, that safe driving year is extended to include as many months as necessary for that driver to accumulate 1200 driving hours. For example:

     A driver starts accumulating safe driving time on May 1, 1999, and doesn't accumulate the full 1200 driving hours until sometime in October 2000, 18 months later. At this time the employee will have completed one year of safe driving and starts another year on November 1, 2000 , which is the new award anniversary date.

On completing a safe driving year without a preventable accident, or penalty from a prior period, the driver earns one safe driving year award.

If a driver is charged with a preventable accident before earning the 3-Year award, the driver loses all accumulated safe driving time. On the first day of the month following the date of the preventable accident, the driver begins accumulating safe driving time towards the 1-Year award. For example:

     A driver starts driving on March 15, 1999, and earns a 1-Year award on August 1, 2000, and a 2-Year award on January 1, 2002. Then on December 2, 2002, the driver is charged with a preventable accident. This driver loses all safe driving time accumulated since March 15, 1999, and begins accumulating safe driving time all over again from January 1, 2003 towards another 1-Year award.

If a driver is charged with a preventable accident after earning the 3-Year safe driving award, the driver is only penalized 12-months driving time for each preventable accident. The penalty is computed from the driver's last award date. For example:

     A transport operator earned a 3-Year award on May 1, 1999. On driving without a preventable accident for another 12 consecutive months, including at least 1200 driving hours, the driver will receive a 4-Year award on May 1, 2000. However, if charged with a preventable accident before earning the 4-Year award (e.g. on November 1, 1999), the driver would be penalized 12-months driving time and would not earn a 4-Year award until May 1, 2001. If charged with another preventable accident before earning the 4-Year award (e.g., on December 15, 2000), this driver would be penalized an additional 12-months driving time and would not earn a 4-Year award until at least May 1, 2002.

Safety Awards

For each safe driving year completed the following awards which show the number of safe driving years achieved, are given to the driver:

         Lapel pin
         Wallet card
         Shoulder patch

In addition to the above awards, special awards are given to the driver for the following years:

     3 Years - CF belt buckle
     5 Years - Watch
     10  Years  -  Signet  ring  with  manufactured  emerald  setting  and inscription
     15 Years - $300 in CFC common stock
     20 Years - $400 in CFC common stock
     25 Years - $500 in CFC common stock
     30 Years - $600 in CFC common stock
     35 Years - $800 in CFC common stock
     40 Years - $1,000 in CFC common stock


SECTION II.  INDIVIDUAL MILLION MILER PROGRAM

Eligibility

Regular transport operators and shuttle drivers who accumulate one million or more driving miles without a preventable accident (as defined above in Section I) can earn individual million miler awards.

Only regular (full-time) transport operators and shuttle drivers can earn individual million miler awards. Supplemental (casual or part-time) drivers do not receive credit for safe driving miles. New hires and rehires do not receive credit for prior safe driving miles. Prior safe driving miles in other driving positions or for acquired carriers will not be counted as eligible miles for this program.

Accumulation of Safe Driving Miles

A driver (transport operator or shuttle driver) begins accumulating safe driving miles only after earning a 3-Year safe driving award. At that time, the driver receives credit for all miles driven during the three-year safe driving period and continues accumulating miles from that date on.

Shuttle drivers' driving time is converted into mileage by multiplying  the
hours  driven  by a mileage factor of 40 miles per hour.   For  example,  a
shuttle driver driving 40 hours per week accumulates 1600 miles.

A driver is penalized 12-months mileage for each preventable accident after earning the 3-Year award. The penalty is computed from the driver's last award date. For example:

     A driver earned a 3-Year safe driving award on June 1, 1999. Then, on August 1, 1999, the driver is charged with a preventable accident. This driver loses the mileage accumulated since the last award anniversary date (June 1, 1999) and does not begin accumulating any additional mileage until June 1, 2000.

Safety Awards

For each million miles of safe driving, the following awards, which show how many million miles have been safely driven, are given to the driver:

         Lapel pin
         Shoulder patch
         Walnut reverse-etched wall plaque
         Million Miler ID card
         Engraved name plate for the terminal's wall plaque

In addition to the above awards, the following special awards are given to the driver for the following mileage levels:

     1 million miles - $300 in CFC common stock
     2 million miles - $500 in CFC common stock
     3 million miles - $1,000 in CFC common stock
     4 million miles - $2,000 in CFC common stock



After a special award has been presented, the Unit Supervisor completes the Safe Driving/Working Awards Receipt (08075-47) and files it in the employee's personnel file.




                                                                Exhibit 4.5



                   Consolidated Freightways Corporation

               Restricted Stock Award and Deferral Agreement
                            (Senior Executive)
                       (1999 Equity Incentive Plan)


           This Agreement, dated as of________, is between Consolidated Freightways Corporation ("CFC") and _________________ (the "Grantee").

     CFC and the Grantee agree as follows:

     I.   Award of Stock.

         A) Pursuant to the terms of the Consolidated Freightways Corporation 1999 Equity Incentive Plan (the "Plan"), the Company hereby grants to the Grantee the right to receive ________ shares of CFC's Common Stock (the "Common Stock"), subject to the terms, conditions and restrictions of this Agreement and Plan.

         B) The Grantee shall be entitled to receive any shares of Common Stock or other securities or property distributable as a stock dividend on, or as result of any stock split, combination, exchange of shares, reorganization, merger, consolidation or otherwise with respect to the Common Stock granted under this Agreement upon lapse of restrictions for the applicable Common Stock. Such dividends and distributions, including any subsequent dividends or distributions thereon and the Common Stock granted under this Agreement are referred to as "Restricted Stock".

         C) The Grantee shall also be entitled to receive any cash dividends on the Restricted Stock (the "Cash Dividends") upon lapse of restrictions for the applicable Common Stock.

     II.  Restrictions.

                          "Closing Price" for any day means (i) if the
               Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principle securities exchange of which such class of stock is listed, or (ii) if not so listed or traded, the last reported sales price of Common Stock on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices then in common use, or (iii) if not, quoted the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least 5 of the 10 preceding days. If the Common Stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause
               (i) in the preceding sentence if bid and asked quotations are reported but actual transactions are not. If none of the conditions set forth above is met, the closing price of the Common Stock on any day or the average of such closing prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by CFC.

         A) The Restricted Stock and the Cash Dividends shall be restricted and subject to forfeiture until the occurrence of the following events: (a) the Grantee shall continue to be actively employed full-time by CFC or a subsidiary, until November 12, 2000, and (b) the average
Closing Price of CFC Common Stock for a period of ten consecutive trading days commencing May 12, 2000 shall equal or exceed $20.00 per share of CFC Common Stock.

                B) The restriction of continued employment with CFC shall lapse sooner on termination of employment by CFC for other than "Cause", or by reason of death, Disability that extends more than three consecutive months. Thereafter, the restrictions related to the price of CFC Common Stock shall lapse upon attainment of the required appreciation at the price of CFC Common Stock to $20 per Share after the first anniversary date of the grant.


The Compensation Committee of the CFC Board of Directors shall determine in its sole discretion prior to or within ninety (90) days of termination of the Grantee whether such termination by the Company is for Cause. Cause shall mean (i) the failure, neglect or refusal by Grantee to perform his duties, functions or responsibilities as an employee or director of the Company, (ii) Grantee's commission of such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude or (iii) any other comparable reason which the Committee, in the exercise of reasonable business judgment, considers to constitute Cause.

"Disability" shall mean disability as defined under CFC's long-term disability plan then in effect, or if there is no plan in effect, as determined by the Committee in its sole discretion.

Any decision by the Committee under this Agreement shall be final and binding on the parties to this Agreement. Such Committee's decision shall not be bound by the prior decisions of the Committee.

        C) All restrictions shall lapse sooner upon a Change in Control as defined in the Plan, if (i) the surviving corporation or acquiring corporation refuses to assume such stock award and this Agreement, or to substitute similar stock awards, or (ii) Grantee's employment is terminated without Cause (other than by death or disability) within twenty-four (24) months after occurrence of a Change in Control. Termination of employment shall include constructive termination as provided in the Employment Agreement or Management Change in Control Policy, if any, applicable to Grantee.

       D) Any attempt to dispose of the Restricted Stock and Cash Dividends or any right thereto in contravention of the terms, conditions and restrictions set forth in this Agreement shall be ineffective, and any disposition of such Restricted Stock or Cash Dividends or any right thereto purported to be effected thereby shall be void.

       E) Until the restrictions lapse, the Grantee shall not be permitted to sell, pledge, assign, convey, transfer or otherwise alienate or hypothecate such Restricted Stock and Cash Dividends or any right thereto. Until such time, the Grantee shall have no rights as a shareholder, including the right to vote such stock.

     III.      Forfeiture.

           Grantee shall forfeit the right to receive Restricted Stock and Cash Dividends as to which the restrictions have not lapsed upon the occurrence of the earliest of the following circumstances:

      1)   termination of employment by CFC or subsidiary for Cause;

      2) voluntary termination of employment with CFC or a subsidiary by Grantee;

      3)   May 12, 2002 (May 12, 2003 in the event of a Change in Control);

      4) one year from termination of employment by CFC or a subsidiary other than for Cause;

               5)   one year from the date of death or Disability.

In any such case, all right, title and interest of the Grantee in such Restricted Stock Award shall thereupon cease; and all right, title and interest in and to the Restricted Stock and Cash Dividends shall vest in CFC, with no compensation or consideration to the Grantee.

     IV.    Deferral Election.

           A) On or prior to May 31, 1999, the Grantee may elect to defer the receipt of all or part of the Restricted Stock and Cash Dividends otherwise distributable to Grantee upon lapse of restrictions by signing and returning to CFC a copy of the election form attached to this Agreement indicating the Restricted Stock deferred and period(s) of deferral.

         B) During the deferral period, the Restricted Stock and Cash Dividends shall be subject to the claims of the general creditors of CFC and  the  Grantee  shall  continue to have no beneficial  interest  in  the
Restricted Stock and Cash Dividends prior to the lapse of the deferral period(s). Once the Grantee has made a deferral election, such election shall be irrevocable. During the deferral period while the Restricted
Stock is held in trust, Grantee shall continue to have no rights as a shareholder, including the right to vote such stock.

         C) If the Grantee experiences an Unforeseeable Financial Emergency (as defined below), the Grantee may petition the Compensation
Committee of the Board of Directors to receive a partial or full distribution prior to the expiration of the Deferral Period(s). The Committee, may, in its sole discretion accept or deny such petition. Any distribution shall not exceed the amount reasonably needed to satisfy the Unforeseen Financial Emergency. If the petition for a distribution is approved, any distribution shall be made within sixty (60) days of the date of the approval. "Unforeseen Financial Emergency" means an unanticipated emergency that is caused by an event beyond the control of the Grantee that would result in severe financial hardship to the Grantee resulting from (i) sudden and unexpected illness or accident of the Grantee or a dependent of the Grantee, (ii) a loss of the Grantee's property due to casualty, or
(iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee, all as determined in the sole discretion of the Committee.

     V.   Miscellaneous.

           A) This Agreement may not be modified or amended, and any provision hereof may not be waived, except pursuant to a written agreement signed by CFC and the Grantee. Any such modification, amendment, or waiver signed by, or binding upon, the Grantee shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Restricted Stock or Cash Dividends. No waiver of any breach or default shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

    B) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of CFC, its successors, assigns, and the Grantee and the Grantee's heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Grantee the right to receive a distribution for the benefit for the Grantee, any Restricted Stock or Cash Dividends prior to the lapse of restrictions hereunder, or if Restricted Stock is deferred, the specified distribution date(s).

    C) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

    D) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

    E) This Agreement shall be deemed to be a contract under the laws of the State of California and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law thereof.

    F) Grantee shall pay to CFC any applicable FICA, income or other payroll taxes on Restricted Stock grants, when due, upon demand. At its discretion, CFC may withhold any distribution in whole or in part until CFC is so reimbursed. In lieu thereof, CFC or a subsidiary may withhold such amounts, if necessary, from any fees, salary, bonus, or other amounts payable by CFC or a subsidiary to Grantee to pay any applicable taxes on Grantee for which CFC or subsidiary is required to pay to taxing authorities, or retain and withhold a number of shares having a market value of not less than the amount of such taxes and cancel (in whole or in part) any such shares so withheld in order to reimburse the Company for any such taxes.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year above first written.

                                   CONSOLIDATED FREIGHTWAYS
                                   CORPORATION



                                   By:  _________________________
                                        Name :  Stephen D. Richards
                                        Title:  Senior Vice President
                                                 and General Counsel

                                   GRANTEE



                                   By:  _________________________
                                        Name :
                                        Title:









                                                                Exhibit 5.1

August 20, 1999



Consolidated Freightways Corporation
175 Linfield Drive
Menlo Park, California  94025


Ladies and Gentlemen:

I am General Counsel of Consolidated Freightways Corporation (the ("Company") and am rendering this opinion with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 150,000 shares of the Company's Common Stock, $.01 par value (the "Safety Award Plan Shares"), pursuant to its Safety Award Plan, as amended (the "Safety Award Plan"), up to 2,000,000 shares of the Company's Common Stock, $0.01 par value (the "Incentive Plan Shares") pursuant to its 1999 Equity Incentive Plan (the "Incentive Plan") and up to 250,000 shares of the Company's Common Stock, $0.01 par value (the "Directors' Plan Shares") pursuant to its 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Safety Award Plan Shares, Incentive Plan Shares and Directors' Plan Shares are referred to herein as the "Shares" and the Safety Award Plan, Incentive Plan and Directors' Plan are referred to herein as the "Plans."

In connection with this opinion, I have examined the Registration Statement and related Prospectuses, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and such other documents, records, certificates, memoranda and other instruments as I deem necessary as a basis for this opinion. I have assumed the genuineness and authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,




By:
     /s/ Stephen D. Richards
     Stephen D. Richards
     Senior Vice President and General Counsel,
     Consolidated Freightways Corporation


                                                               Exhibit 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 25, 1999 included and incorporated by reference in Consolidated Freightways Corporation's Form 10-K for the year ended December 31, 1998 (File No. 001-12149) and to all references to our firm included in this registration statement.


/s/Arthur Andersen LLP
Portland, Oregon
August 19, 1999